Exhibit 1.01

Super Micro Computer, Inc.

Conflict Minerals Report

For the Calendar Year Ended December 31, 2016

I. Introduction

This report for the year ended December 31, 2016 has been prepared pursuant to Rule 13p-1 and the Specialized Disclosure Report on Form SD (“Form SD”) under the Securities Exchange Act of 1934 (collectively, the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

If a registrant determines that conflict minerals are necessary to the functionality or production of products manufactured or contracted by the registrant to be manufactured, the registrant must submit a Form SD which describes the reasonable country of origin inquiry (“RCOI”) that it undertook to determine whether such necessary conflict minerals originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”).

If, on the basis of its RCOI, a registrant knows or has reason to believe that any of the necessary conflict minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those conflict minerals, the issuer must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

This report has been prepared by Super Micro Computer, Inc. (herein referred to as “Super Micro” the “Company,” “we,” “us,” or “our”). The information contained in this report includes the activities of all of the Company’s majority-owned subsidiaries and variable interest entities that are required to be consolidated.

II. Company Overview

We are a global leader in high-performance, high-efficiency server technology and innovation. We develop and provide end-to-end green computing solutions to the cloud computing, data center, enterprise IT, big data, HPC and embedded markets. Our solutions range from complete server, storage, blade and workstations to full racks, networking devices, server management software and technology support and services.

We conduct our operations principally from our headquarters in California and facilities of our subsidiaries in Taiwan, the Netherlands, China and Japan. We sell our server systems and subsystems and accessories through our direct sales force as well as through distributors and Original Equipment Manufacturers (“OEMs”).

III. Supply Chain Overview

Our supply chain operations for our server products include sourcing, order management, manufacturing, delivery, and return. We procure server components from the following four major types of suppliers:

•	Manufacturers or direct suppliers;

•	Contract manufacturers producing items to match specifications and standards set by us;

•	Distributors or resellers of manufactured components for other manufacturers; and

•	Customers providing us certain parts and materials to be used to fulfill their orders.

Logistics and service providers were excluded from the reasonable country of origin inquiry (“RCOI”) and due diligence measures discussed below because we have concluded that they do not provide us with any products within the scope of the Rule.

As explained further below, we rely upon our suppliers to provide information on the origin, source and chain of custody of the conflict minerals contained in product components and materials. We commenced conflict minerals due diligence in 2013.

Based on representations from these suppliers, we have determined that they obtain conflict minerals used in our products from the following types of processing facilities:

•	Tin, Tungsten, Tantalum — From smelters which procure the relevant ore and then pass it through smelting, as applicable.

•	Gold — From smelters/ refiners which either obtain gold from the mines or through recycling.

II. Conflict Minerals Policy

We are committed to complying with Section 1502 of the Dodd-Frank Act and achieving the goal of confirming that the materials used in our products are procured from conflict-free sources. We have considered the Rule’s requirements and related guidance from the Organisation for Economic Cooperation and Development (the “OECD”), and we expect our suppliers to comply with the Code of Conduct of the Electronics Industry Citizenship Coalition (the “EICC”) and conduct their business in accordance with our supply chain responsibility expectations, as documented in our Conflict Mineral Policy (the “CM Policy”) at http://www.supermicro.com/about/policies/Supermicro_Conflict_Minerals_Statement.pdf.

In support of this policy, we expect to:

•	Exercise due diligence with suppliers of products containing or suspected to contain conflict minerals consistent with the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and the related supplements on gold, tin, tantalum and tungsten, (the “OECD Guidance”) as tailored to include steps appropriate for downstream companies and encourage our suppliers to do likewise with their suppliers;

•	Provide, and expect our suppliers to cooperate in providing, due diligence information to confirm that the tantalum, tin, tungsten and gold in our supply chain are procured from conflict free sources;

•	Collaborate with our suppliers and others on industry-wide solutions through our membership in the Conflict-Free Sourcing Initiative (“CFSI”) and participation in industry-wide conflict minerals forums to encourage the manufacture of products that are DRC conflict free; and

•	Require our suppliers to subscribe to and follow the EICC Code of Conduct.

III. Reasonable Country of Origin Inquiry

Our supply chain due diligence “scope of work” included our existing component suppliers that provide products and components that contain one or more 3TG minerals (collectively referred to as “In Scope Suppliers”). To help establish our supply chain sourcing programs, we have adopted the CFSI’s Conflict Mineral Reporting Template (“CMRT”) and launched a Reasonable Country of Origin (RCOI) survey using the CMRT for In Scope Suppliers, which suppliers represent 100% of our total 2016 product-related sourcing expenditures. We reviewed our In Scope Suppliers and categorized them into three tiers based on procurement value. We identified our top 20 suppliers by procurement value as the first tier, followed by the next top 53 suppliers as the second tier and the remaining 219 suppliers as the third tier. The suppliers in the first and second tiers accounted 98% of our total 2016 product-related sourcing expenditures. The purpose for this classification was to facilitate a focused follow-up process with our suppliers in securing responses to the CMRT on a timely basis through appropriate allocation of resources. The percentage of CMRT received from our In Scope Suppliers during 2016 has increased to 78% in 2016 compared to 76% in 2015. The data on which we relied to determine the country of origin of the minerals was obtained through our membership in the CFSI.

After conducting our RCOI, we were unable to determine the country of origin for all of the conflict minerals contained in our products that are not from recycled or scrap sources. Given this result, we determined that the Rule requires us to exercise due diligence on the source and chain of custody of the conflict minerals contained in our products, using a framework that conforms to a nationally or internationally recognized due diligence framework.

IV. Due Diligence

a.	Due Diligence Framework

We have exercised due diligence on the source and chain of custody of the necessary conflict minerals used in our products to identify minerals originating from the Covered Countries that are not from scrap or recycled sources. The due diligence processes and efforts have been developed based on the five-step framework proposed by the OECD Guidance and the related supplements for gold, tin, tantalum and tungsten.

Our conflict minerals due diligence process includes:

•	Establishment of strong company management systems;

•	Identify and assess risks in the supply chain;

•	Design and implement a strategy to respond to identified risks;

•	Carry out independent third-party audit of smelter/refiner’s due diligence practices; and

•	Report annually on supply chain due diligence.

b.	Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, we do not have direct relationship with smelters or refiners that produce the conflict minerals within our supply chain. Accordingly, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, as well as our smelters, may yield inaccurate or incomplete information.

c.	Brief Description of Due Diligence Measures Taken

(i)	Establishment of Strong Company Management Systems:

We have established a management system for complying with applicable conflict minerals reporting and disclosure rules. Our management system includes the development of a Conflict Minerals Oversight Committee led by our Senior VP of Operations, Senior VP and Chief Financial Officer and VP of Legal and Administration, and a team of subject matter experts from relevant functions such as purchasing, quality compliance, finance, and legal. The team of subject matter experts is responsible for implementing our conflict mineral compliance policy and strategy. The Oversight Committee is briefed periodically about the results of our due diligence efforts and reports periodically to the Audit Committee of our Board of Directors.

We maintained our CM Policy that states our position on the use of conflict minerals. Our CM Policy has been communicated to all existing suppliers and was provided to new suppliers as part of our supplier “onboarding” process. We have provided training to our conflict mineral related team members. Additionally, our policy is prominently posted on our public facing website.

(ii)	Identification and Assessment of Risks in the Supply Chain:

We have made reasonable efforts to identify all In Scope Suppliers that supply products that may potentially contain conflict minerals by conducting a supply chain survey using the CFSI CMRT; requesting our In Scope Suppliers to identify smelters and refiners and countries of origin of the conflict minerals in products they supply to us; following up with In Scope Suppliers that do not respond to the CMRT by requesting their responses; comparing smelters and refiners identified by our supply chain survey against the list of facilities that have received a “conflict-free” designation from the CFS Program, which designations provide country of origin; and maintaining documentation of reasonable efforts we have made to identify and assess supply chain risks. We have also reviewed the responses to identify potential red flags for further follow-up.

(iii)	Strategic Response to Identified Risks:

We have implemented a risk mitigation response to monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Conflict Minerals Policy or contractual requirements to determine their progress in meeting those requirements. We will continuously make reasonable efforts to encourage suppliers who are sourcing from non-conflict-free smelters to move towards the use of conflict- free smelters. If a supplier fails to remedy the risks identified by our compliance risk assessment, we will escalate the matter to the Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a cost and benefit analysis; evaluation of potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier to the Company. If the Oversight Committee decides to continue a business relationship with a non-compliant supplier due to inherent limitations of our supply chain, we will use reasonable efforts to follow up with the supplier for its correction plan, and encourage the supplier to work with smelters that are certified through CFSI’s CFS program. We also provide periodic compliance updates or reports to our Conflict Minerals Oversight Committee summarizing our risk mitigation efforts. Additionally, we have made updates to our policy to minimize the potential of onboarding any new suppliers who are not CFSI compliant, and thus not in alignment with our objective of sourcing from conflict free suppliers.

(iv)	Independent 3rd Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do rely upon industry efforts, including CFSI, to influence smelters and refiners to voluntarily undergo the audit and certification process under CFSI’s Conflict Free Smelter (“CFS”) program. Pursuant to the Rule, this report is not subject to an independent private sector audit. Additionally, we engaged a 3rd party consultant with expertise in conflict minerals compliance to conduct an analysis of our CM program and activities. The consultant performed a gap analysis to identify areas for potential improvement in our program. We have updated our CM compliance plan (CM Work Plan) based on the results of this analysis.

V.	Efforts to Determine the Mine or Location of Origin of the Conflict Minerals in Our Products and Facilities Used to Process the Conflict Minerals

The results of our RCOI and due diligence on the source and chain of custody of our necessary conflict minerals are the product of our iterative and escalating data collection and dialogue process with our In Scope Suppliers. This process is designed to obtain information regarding the smelters and refineries from which suppliers source such 3TG minerals and to confirm the status of such smelters or refineries as verified by the CFSI as a method of assessing the mine and location of origin of such conflict minerals.

Based on the responses that we received from our suppliers, we identified 303 smelters and refineries as potential sources of 3TG minerals that were reported to be in our supply chain, of which 243 have been verified by the CFSI to be conflict free and 15 are in the process of being verified. Table 1 below presents, by mineral, the total number of smelters and refineries identified and the percentage verified to be conflict free or in the CFSI Verification Process. See Appendix I for a list of smelters and refiners by name verified as conflict-free.

Table 1 — Smelters and Refiners Verified as Conflict-Free or in the CFSI Verification Process by Mineral.

	Total Smelters and Refiners by Mineral	Number Verified or In Process	Percentage Verified or In Process
Gold	133	100	75%
Tantalum	44	44	100%
Tin	82	73	89%
Tungsten	44	41	93%

As to the remainder of the smelters and refineries that are not verified by the CFSI, we were unable to determine the mines of origin or the minerals sourced from such smelters and refineries.

VI. Due Diligence Process Improvement Efforts

Due to the level of complexity of our products and the respective supply chains and our position in these supply chains as a downstream company, it will take additional time and resources for a number of our suppliers to verify the source mines and country of origin of all of the minerals used by their smelters and refiners. We intend to take the following steps to continue to improve our due diligence measures and to further mitigate the risk that trade in the conflict minerals contained in our products could benefit armed groups in Covered Countries:

•	Continuing to focus our efforts on collaborating with industry peers through our membership in the CFSI to improve the systems of transparency and control in our supply chain, including through our use of the latest revision of the CMRT in connection with our RCOI of our supply chain.

•	Continuing to partner with our In-Scope Suppliers and others on industry-wide solutions through our membership in CFSI in an effort to collaboratively increase the number of verified smelters.

•	Enhancing our engagement with our relevant first-tier suppliers in order to further build their knowledge and capacity so they are able to provide more complete and accurate information on the source and chain of custody of conflict minerals in our supply chain. Selected suppliers who have demonstrated insufficient knowledge and sophistication related to CM compliance will be provided with CM training.

•	Encouraging our supply chain to source conflict minerals from certified Conflict Free Smelters and participate in third-party audits that use the CFSI Conflict-Free Smelter Program assessment protocols. Updates to the terms and conditions of our vendor/supplier documents and our supply chain policy will emphasize further to our supply chain (both existing and new suppliers), our goal of achieving a conflict free supply chain.

•	Continuing our work to refine the process for conducting follow-up with our surveyed suppliers to more effectively resolve unreasonable or illogical responses in their surveys. Additionally, we continue to refine the use of an automated corporate social responsibility software tool to distribute the CMRT, receive responses, follow-up as needed, aggregate and analyze the data and product meaningful and actionable reports on our supply chain.

FORWARD LOOKING STATEMENTS

This Specialized Disclosure Report on Form SD and any exhibits hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. In some cases, you can identify forward-looking statements by terminology including “would,” “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms or other comparable terminology. In evaluating these statements, you should specifically consider various factors, including the risks described in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and our Annual Report on Form 10-K for the annual period ended June 30, 2016, as well as in our other filings with the SEC. These factors may cause our actual results to differ materially from those anticipated or implied in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We cannot guarantee future results, levels of activity, performance or achievements.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Super Micro’s) are not incorporated by reference in, or considered to be a part of this Conflict Minerals Report unless expressly incorporated by reference herein.

Appendix I

Smelters and Refineries

Verified as Conflict Free by the CFSI

Subject Mineral	Smelter/Refiner Name	Smelter/Refiner Location

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	CCR Refinery—Glencore Canada Corporation	CANADA

Gold	Chimet S.p.A.	ITALY

Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)

Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)

Gold	Materion	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Royal Canadian Mint	CANADA

Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Torecom	KOREA (REPUBLIC OF)

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	T.C.A S.p.A	ITALY

Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	AU Traders and Refiners	SOUTH AFRICA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CV Gita Pesona	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Fenix Metals	POLAND

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	VQB Mineral and Trading Group JSC	VIETNAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Tin Company Limited	CHINA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	PT Inti Stania Prima	INDONESIA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	PT O.M. Indonesia	INDONESIA

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Elmet S.L.U.	SPAIN

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Countries of origin of the conflict minerals these facilities process are believed to include: AUSTRALIA, AUSTRIA, BELGIUM, BOLIVIA (PLURINATIONAL STATE OF), BRAZIL, CANADA, CHINA, ESTONIA, GERMANY, INDIA, INDONESIA, ITALY, JAPAN, KAZAKHSTAN, KOREA (REPUBLIC OF), KYRGYZSTAN, MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF), MALAYSIA, MEXICO, NETHERLANDS, PERU, PHILIPPINES, POLAND, RUSSIAN FEDERATION, SINGAPORE, SOUTH AFRICA, SPAIN, SWEDEN, SWITZERLAND, TAIWAN, PROVINCE OF CHINA, THAILAND, TURKEY, UNITED ARAB EMIRATES, UNITED STATES OF AMERICA, UZBEKISTAN, VIETNAM